EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended July 12, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (August 2008 – July 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.4%	1.0%	-4.2%	-12.8%	-4.1%	-4.4%	0.5%	-4.4%	10.5%	-26.5%	-0.4	-0.6
B**	-0.4%	1.0%	-4.5%	-13.3%	-4.7%	-5.0%	-0.2%	-5.0%	10.5%	-28.6%	-0.4	-0.6
Legacy 1***	-0.4%	1.1%	-3.0%	-10.8%	-2.1%	N/A	N/A	-3.7%	10.5%	-20.8%	-0.3	-0.5
Legacy 2***	-0.4%	1.1%	-3.1%	-11.0%	-2.4%	N/A	N/A	-4.0%	10.5%	-21.4%	-0.3	-0.5
Global 1***	-0.4%	1.1%	-2.7%	-10.3%	-2.7%	N/A	N/A	-4.4%	10.0%	-20.0%	-0.4	-0.6
Global 2***	-0.4%	1.1%	-2.8%	-10.5%	-3.0%	N/A	N/A	-4.7%	10.0%	-21.0%	-0.4	-0.6
Global 3***	-0.4%	1.0%	-3.7%	-12.0%	-4.7%	N/A	N/A	-6.4%	10.0%	-26.6%	-0.6	-0.8

S&P 500 Total Return Index****	3.0%	4.7%	19.2%	24.5%	17.6%	8.2%	7.6%	8.2%	18.5%	-41.8%	0.5	0.6
Barclays Capital U.S. Long Gov Index****	0.7%	-2.1%	-9.8%	-12.9%	5.4%	7.1%	6.9%	7.1%	13.8%	-12.9%	0.6	0.9
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	38%					38%
Energy	11%	Long	Crude Oil	4.2%	Long	11%	Long	Crude Oil	4.2%	Long
			Brent Crude Oil	2.6%	Long			Brent Crude Oil	2.6%	Long
Grains/Foods	14%	Short	Wheat	2.5%	Short	14%	Short	Wheat	2.5%	Short
			Soybeans	2.3%	Long			Soybeans	2.3%	Long
Metals	13%	Short	Gold	4.1%	Short	13%	Short	Gold	4.1%	Short
			Copper LME	1.8%	Short			Copper LME	1.8%	Short
FINANCIALS	62%					62%
Currencies	26%	Long $	Japanese Yen	2.8%	Short	26%	Long $	Japanese Yen	2.8%	Short
			Australian Dollar	2.5%	Short			Australian Dollar	2.5%	Short
Equities	24%	Long	S&P 500	4.8%	Long	24%	Long	S&P 500	4.8%	Long
			Dax Index	2.2%	Long			Dax Index	2.2%	Long
Fixed Income	12%	Long	Bunds	2.4%	Long	12%	Long	Bunds	2.4%	Long
			U.S. Treasury Bonds	1.8%	Short			U.S. Treasury Bonds	1.8%	Short

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Speculation the Federal Reserve might delay its plans to taper bond buying reinforced demand forecasts and drove crude oil markets higher.  Additionally, problems with an Iraqi oil pipeline raised concerns about future supplies and added to the rise in crude oil prices.  Natural gas prices rose as forecasts for a heat wave across the U.S. boosted demand.

Grains/Foods
Grains markets finished the week mixed.  Soybean prices fell because improving farming weather in the U.S. supported supply forecasts.  Corn and wheat markets rose in response to increased demand from China.  Cotton prices increased nearly 2% and were driven by speculation for increased Chinese demand and intraweek supply concerns.

Metals
Gold and silver markets rallied in excess of 5% as expectations of ongoing quantitative easing in the U.S. prompted buying.  Base metals markets generally finished higher as strong Chinese import data supported industrial demand forecasts.  U.S. dollar weakness also added support to the metals markets.

Currencies
The U.S. dollar weakened sharply against global counterparts as comments from the U.S. Federal Reserve suggested a tapering to its bond-buying initiatives could be further out than previously speculated.  The dollar was also supported by weak economic data from the Eurozone and by renewed concerns surrounding Portugal.  The Canadian dollar rose sharply due to strength in the crude oil markets and beliefs ongoing quantitative easing in the U.S. would bolster economies in the region.

Equities	Global equity markets generally rose on speculation the Federal Reserve’s decision to continue the pace of its bond-buying initiatives would bode well for the global economy.
Fixed Income
U.S. Treasury markets finished higher following a larger-than-expected jobless claims report and the Federal Reserve’s comments.  German Bunds and UK Long Gilts also moved higher, propelled by increased safe demand  which was fostered by political turmoil in Portugal and by weak Eurozone manufacturing data.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.